Exhibit 10.3

AMENDMENT NO. 2

TO AGREEMENT OF MERGER

THIS AMENDMENT NO. 2 TO AGREEMENT OF MERGER (this “Second Amendment”) is made as of January 22, 2020, by and among Red Cat Holdings, Inc. f/k/a TimefireVR, Inc., a Nevada corporation (the “Purchaser”), Rotor Riot Acquisition Corp., an Ohio corporation and wholly owned subsidiary of the Purchaser (“Ohio Sub”), Rotor Riot, LLC, an Ohio limited liability company (“Company”), and the selling holder signatories hereto (the “Selling Holders”), and joined in by Rotor Riot Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Purchaser (“Delaware Sub”). Each of the Purchaser, the Ohio Sub, the Company, the Selling Holders and the Delaware Sub are referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H

WHEREAS, the Purchaser, the Ohio Sub, the Company, and the Selling Holders entered into an Agreement of Merger, dated December 31, 2019 (the “Agreement”), pursuant to which it was anticipated that Ohio Sub would merge with and into the Company (the “Merger”) on or before January 14, 2020, with the Company continuing as the Surviving Company and a wholly-owned subsidiary of the Purchaser; and

WHEREAS, on January 14, 2020, the Purchaser, the Ohio Sub, the Company, and the Selling Holders entered into Amendment No. 1 to Agreement of Merger (the “First Amendment”), pursuant to which the termination date for the Merger was extended to January 17, 2020; and

WHEREAS, the Closing of the Merger has not yet occurred; and

WHEREAS, the Purchaser, the Ohio Sub, the Company, and the Selling Holders, and joined in by the Delaware Sub, wish to further amend the Agreement, as previously amended by the First Amendment, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:

1. Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement, as previously amended by the First Amendment, and as further amended hereby. Except as previously amended by the First Amendment, and as further amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2. Replacement of Acquisition Subsidiary. The Parties hereby agree that the Ohio Sub shall be replaced by the Delaware Sub as the acquisition subsidiary to be used in connection with the Merger. All references to “Sub” in the Agreement, as previously amended by the First Amendment, and as further amendment hereby, shall hereafter refer to the Delaware Sub.

3. Definition of Delaware Law. For the purposes of the Agreement, as previously amended by the First Amendment, and as further amended hereby, “Delaware Law” means the Delaware General Corporation Law.

4. Amendments.

4.1 The Parties hereby agree that Section 2.1 of the Agreement shall be deleted and replaced in its entirety by the following:

“Section 2.1 The Merger. At the Effective Time, on the terms and subject to the conditions set forth in this Agreement, the Certificate of Merger to be filed in the State of Delaware, in substantially the form attached hereto as Exhibit B (the “Delaware Certificate of Merger”), and the applicable provisions of Delaware Law, the Certificate of Merger to be filed in the State of Ohio, in substantially the form attached hereto as Exhibit C (the “Ohio Certificate of Merger”), and the applicable provisions of Ohio Law, shall merge with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving company and shall become a wholly owned subsidiary of Purchaser. The Company, as the surviving company after the Merger, is hereinafter sometimes referred to herein as the “Surviving Company.””

4.2 The Parties hereby agree that Section 2.4 (b) and (c) of the Agreement shall be deleted and replaced in its entirety by the following:

“(b) a Membership Interest Assignment from each of the Selling Holders, substantially in the form attached hereto as Exhibit D (the “Assignment”), duly executed by such Selling Holder;”

“(c) an agreement (the “Make Whole Agreement”) pursuant to which the Purchaser will agree that, in connection with the Merger, the Purchaser will agree to pay the obligations comprising the Payables, substantially in the form attached hereto as Exhibit E, duly executed on behalf of the Company, BRIT and CK;”

4.3 The Parties hereby agree that Section 2.6 of the Agreement shall be deleted and replaced in its entirety by the following:

“Section 2.6 Effective Time. At the Closing, Sub and the Company shall cause the Delaware Certificate of Merger to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law, and the Ohio Certificate of Merger to be filed with the Secretary of State of the State of Ohio, in accordance with the relevant provisions of Ohio Law (the latest to occur of the time of acceptance of the Delaware Certificate of Merger by the Secretary of State of the State of Delaware and the time of acceptance of the Ohio Certificate of Merger by the Secretary of State of the State of Ohio being referred to herein as the “Effective Time”)).”

4.4 The Parties hereby agree that Section 2.7 of the Agreement shall be deleted and replaced in its entirety by the following:

“Section 2.7 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Delaware Certificate of Merger and the applicable provisions of Delaware Law, and the Ohio Certificate of Merger and the applicable provisions of Ohio Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Sub shall become debts, liabilities and duties of the Surviving Company.”

4.5 The Parties hereby agree that Section 2.14 of the Agreement shall be deleted and replaced in its entirety by the following:

“Section 2.14 Termination for Failure to Close. This Agreement shall automatically terminate if the Closing shall not have occurred prior to 11:59 p.m. Eastern time on January 24, 2020, as such date may be extended by mutual consent of the Parties. In the event of termination of this Agreement pursuant to this Section 2.14, this Agreement shall forthwith become void and there shall be no liability on the part of any Party; provided, however, that Section 8.7 shall survive such termination.”

4.6 The Parties hereby agree that Section 5.1 of the Agreement shall be deleted and replaced in its entirety by the following:

“Section 5.1 Organization. Purchaser is a corporation duly formed and validly existing and in good standing under the laws of the State of Nevada with full power and authority to conduct its business as it is presently being conducted, to own or lease, as applicable, and operate its assets and properties. Purchaser is duly qualified or licensed to do business as a foreign entity in each state of the United States in which it is required to be so qualified or licensed, except as would not result in a material Liability to Purchaser. Sub is a corporation duly formed and validly existing and in good standing under the laws of the State of Delaware.”

5. Miscellaneous.

5.1 Except as specifically amended or modified as set forth herein, all other terms of the Agreement, as previously amended by the First Amendment, are ratified and confirmed and remain in full force and effect, to the extent they are in full force and effect as of the date of this Second Amendment.

5.2 This Second Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.3 This Agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of Ohio (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

PURCHASER:

RED CAT HOLDINGS, INC.

a Nevada corporation

By: /s/ Jeffrey Thompson

Name: Jeffrey Thompson

Title: President and CEO

OHIO SUB:

ROTOR RIOT ACQUISITION CORP.

an Ohio corporation

By: /s/ Jeffrey Thompson

Name: Jeffrey Thompson

Title: President

SELLING HOLDERS:

BRAINS RIDING IN TANKS, LLC

an Ohio limited liability company

By: /s/ Chad Kapper

Name: Chad Kapper

Title: CEO

Address:

E-Mail:

/s/ Tyler Brennan

Tyler Brennan

Address:

E-Mail:

/s/ Andrew Camden

Andrew Camden

Address:

E-Mail:

COMPANY:

ROTOR RIOT, LLC

an Ohio corporation

By: /s/ Chad Kapper

Name: Chad Kapper

Title: CEO

JOINDER BY DELAWARE SUB:

ROTOR RIOT ACQUISITION CORP.

a Delaware corporation

By: /s/ Jeffrey Thompson

Name: Jeffrey Thompson

Title: President